Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-186817, 333-139351, 333-106897, 333-69252, 333-70245, 333-29843, and 333-267024) of SPX Technologies, Inc. of our report dated June 12, 2026, relating to the financial statements and supplemental schedule of the SPX Retirement Savings and Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.

New York, New York
June 12, 2026